CERTIFICATION

Re:         BANK5 2025-5YR19, Commercial Mortgage Pass-Through Certificates, Series 2025-5YR19 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2025 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

                                           __________________________________________

              I, Jane Lam, certify that:

              1.            I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of BANK5 2025-5YR19 (the “Exchange Act periodic reports”);

              2.            Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

              3.            Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

              4.            Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

              5.            All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

              In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•       Deutsche Bank National Trust Company, as Trustee

•       Computershare Trust Company, National Association, as Certificate Administrator

•       Computershare Trust Company, National Association, as Custodian

•       Trimont LLC, as Master Servicer

•       Torchlight Loan Services, LLC, as Special Servicer

•       Pentalpha Surveillance LLC, as Operating Advisor

•       Berkadia Commercial Mortgage LLC, as Primary Servicer

•       CoreLogic Solutions, LLC, as Servicing Function Participant

•       Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the WFCM 2025-5C7 securitization, pursuant to which the following mortgage loans were serviced by such party: Mall at Bay Plaza (from 12/23/25 to 12/31/25), Capital Storage Portfolio (from 12/23/25 to 12/31/25), Hilton Daytona Beach Oceanfront Resort (from 12/23/25 to 12/31/25)

•       Trimont LLC, as Master Servicer under the BANK5 2025-5YR18 securitization, pursuant to which the following mortgage loans were serviced by such party: 205 East 42nd Street (from 12/23/25 to 12/31/25)

•       CoreLogic Solutions, LLC, as Servicing Function Participant under the BANK5 2025-5YR18 securitization, pursuant to which the following mortgage loans were serviced by such party: 205 East 42nd Street (from 12/23/25 to 12/31/25)

•       Trimont LLC, as Master Servicer under the INT 2025-PLAZA securitization, pursuant to which the following mortgage loans were serviced by such party: International Plaza (from 12/23/25 to 12/31/25)

•       CoreLogic Solutions, LLC, as Servicing Function Participant under the INT 2025-PLAZA securitization, pursuant to which the following mortgage loans were serviced by such party: International Plaza (from 12/23/25 to 12/31/25)

•       Trimont LLC, as Master Servicer under the BBCMS 2025-5C38 securitization, pursuant to which the following mortgage loans were serviced by such party: The Garden City Hotel (from 12/23/25 to 12/31/25)

•       CoreLogic Solutions, LLC, as Servicing Function Participant under the BBCMS 2025-5C38 securitization, pursuant to which the following mortgage loans were serviced by such party: The Garden City Hotel (from 12/23/25 to 12/31/25)

•       KeyBank National Association, as Special Servicer under the WFCM 2025-5C7 securitization, pursuant to which the following mortgage loans were serviced by such party: Mall at Bay Plaza (from 12/23/25 to 12/31/25)

•       CWCapital Asset Management LLC, as Special Servicer under the WFCM 2025-5C7 securitization, pursuant to which the following mortgage loans were serviced by such party: Capital Storage Portfolio (from 12/23/25 to 12/31/25), Hilton Daytona Beach Oceanfront Resort (from 12/23/25 to 12/31/25)

•       KeyBank National Association, as Special Servicer under the INT 2025-PLAZA securitization, pursuant to which the following mortgage loans were serviced by such party: International Plaza (from 12/23/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Custodian under the WFCM 2025-5C7 securitization, pursuant to which the following mortgage loans were serviced by such party: Mall at Bay Plaza (from 12/23/25 to 12/31/25), Capital Storage Portfolio (from 12/23/25 to 12/31/25), Hilton Daytona Beach Oceanfront Resort (from 12/23/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Custodian under the BANK5 2025-5YR18 securitization, pursuant to which the following mortgage loans were serviced by such party: 205 East 42nd Street (from 12/23/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Custodian under the INT 2025-PLAZA securitization, pursuant to which the following mortgage loans were serviced by such party: International Plaza (from 12/23/25 to 12/31/25)

•       Computershare Trust Company, National Association, as Custodian under the BBCMS 2025-5C38 securitization, pursuant to which the following mortgage loans were serviced by such party: The Garden City Hotel (from 12/23/25 to 12/31/25)

Date:  March 26, 2026

By /s/ Jane Lam

      Name: Jane Lam

      Title: President